                            ARTICLES OF ORGANIZATION
                                       OF
                   101 MAIN STREET LIMITED LIABILITY COMPANY

     The undersigned natural persons of the age of eighteen years or more, acting as organizers of 101 MAIN STREET LIMITED LIABILITY COMPANY, under the Colorado Limited Liability Company Act, adopt the following Articles of Organization for said Limited Liability company:


                                       I.
                                NAME OF COMPANY

     The name of the limited liability company is 101 MAIN STREET LIMITED LIABILITY COMPANY (the "Company").


                                      II.
                               PERIOD OF DURATION

     The period of duration is twenty-nine years from the date of filing of these Articles of Organization with the Colorado Secretary of State, unless the limited liability company is sooner dissolved.


                                      III.
                                    PURPOSE

     The limited liability company is organized pursuant to the Colorado Limited Liability Company Act for the purpose of engaging in the business of constructing, developing and operating a casino in Gilpin County, Colorado, and for the purpose of engaging in such other lawful business as the members may determine, with the powers as described in the Colorado Limited Liability Company Act.


                                      IV.
                          REGISTERED OFFICE AND AGENT

     The name and address of the initial registered agent are as follows:

                                Richard H. Bard
                                   Suite 900
                         4500 Cherry Creek South Drive
                             Denver, Colorado 80222

                                       V.
                              OPERATING AGREEMENT

     The Operating Agreement of the Company shall be executed by each member of the Company and shall set forth all provisions for the affairs of the Company and the conduct of its business to the extent that such provisions are not inconsistent with law or these Articles.


                                      VI.
                     CONTINUATION UPON WITHDRAWAL OF MEMBER

     The members shall have the right to continue the Company upon the death, retirement, resignation, expulsion, bankruptcy or dissolution of a member or occurrance of any other event which terminates the continued membership of a member in the Company (collectively, "withdrawal") so long as there are at least two remaining members and the remaining members agree to continue the Company by unanimous written consent within 90 days after the withdrawal of a member, as set forth in the Operating Agreement of the Company.


                                      VII.
            LIABILITY OF MEMBERS AND EXECUTIVE MANAGEMENT COMMITTEE

     Neither the members of the Company nor the managers of the Company are liable under a judgment, decree or order of a court, or in any other manner, for a debt, obligation or liability of the Company.


                                     VIII.
                                    MANAGERS

     The Company is to be managed by four managers. The names and address of the initial managers of the Company who are to serve until the first annual meeting of members or until their successors are elected and qualify are:

               Richard H. Bard
               Suite 900
               4500 Cherry Creek South Drive
               Denver, CO 80222

               Michael O. Pranke
               101 Main Street
               Black Hawk, CO 80422

     John Randall ("Randy") Winegard
     3000 Kirkwood Street
     Burlington, IA 52601-1007

     Larry W. Rheinschmidt
     Rheinschmidt Contracting Co.
     1100 Agency
     P.O. Box 308
     Burlington, IA 52601

     The managers may be removed and replaced by the members, as provided in the Operating Agreement of the Company. The managers shall have the responsibilities accorded to them by the members and set out in the Operating Agreement of the Company.


                                      IX.
                                OTHER PROVISIONS

     The following provisions, not inconsistent with law, which the members elect to set out in these Articles of Organization for the regulation of the internal affairs of the Company, which are under the Colorado Limited Liability Act, required or permitted to be set out herein and in the Operating Agreement of the Company are as follows:

     a. The Company shall indemnify an individual made a party to a proceeding because he is or was a manager, member, employee, or agent of the Company against liability incurred in the proceeding, including reasonable expenses and attorneys' fees, if:

          (1)  He conducted himself in good faith;

          (2) He reasonably believed that his conduct was in or at least not opposed to the Company's best interest;
               and

          (3) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

     b. Indemnification shall also be provided for an individual's conduct with respect to an employee benefit plan if the individual reasonably believed his conduct to be in the interest of the participants in and beneficiaries of the plan.

     c. The Company shall timely pay for or reimburse the reasonable expenses incurred by a manager, member, employee or agent of the Company who is a party to a proceeding in advance of final disposition of the proceeding if:

          (1) The individual furnishes the Company a written affirmation of his good faith belief that he has not met the standard of conduct described herein;

          (2) The individual furnishes the Company a written undertaking executed personally or on his behalf to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and

          (3) A determination is made that the facts then known to those making the determination would not preclude indemnification under the law. The undertaking required by this paragraph shall be an unlimited general obligation but need not be secured and may be accepted without reference to financial ability to make repayment.

     d. The indemnification and advance of expenses authorized herein shall not be exclusive of any other rights to which any manager, member, employee or agent may be entitled under the Operating Agreement of the Company, as a matter of law or as determined by the managers. The Articles of Organization shall not be interpreted to limit in any manner the indemnification or right to advancement for expenses of an individual who would otherwise be entitled thereto.

                                       X.
                                   ORGANIZER

          The name and address of the organizer is:

                                Richard H. Bard
                                   Suite 900
                         4500 Cherry Creek South Drive
                             Denver, Colorado 80222

     IN WITNESS WHEREOF, the undersigned has caused these Articles of Organization to be executed this 8th day of March, 1993.


                                             /s/ RICHARD H. BARD
                                             -----------------------------
                                             Richard H. Bard

                                                             For office use only

                Mail to: Secretary of State Corporations Section
                            1560 Broadway, Suite 200
                                Denver, CO 80202
                                 (303) 894-2251
                              Fax   (303) 894-2242

MUST BE TYPED                                                 951058204 M $25.00
FILING FEE: $25.00                                            SECRETARY OF STATE
MUST SUBMIT TWO COPIES                                        05-02-95     14:05

Please include a typed
self-addressed envelope


                                  LL931026455

                   AMENDMENT TO THE ARTICLES OF ORGANIZATION
                    FOR A COLORADO LIMITED LIABILITY COMPANY

Pursuant to the provisions of the Colorado Limited Liability Company Act, as amended (the "Act"), the Articles of Organization shall be amended as set forth herein:

                   101 Main Street Limited Liability Company
                   -----------------------------------------
                    Exact name of limited liability company

            4500 Cherry Creek S. Drive, Suite 900, Denver, CO 80222
            -------------------------------------------------------
                                    Address

The members desire to change the Articles or Organization as described below:

                Article VIII of the Company's Articles of Organization shall be deleted in its entirety and replaced with the following:

                                     VIII.
                                    MANAGERS

                The Company shall be managed by a manager or group of managers. Managers shall be elected or appointed in the manner set forth in the Company's Operating Agreement.

Dated this 28th day of April, 1995


                                        101 MAIN STREET LIMITED
                                        LIABILITY COMPANY


                                        By: /s/ RICHARD H. BARD
                                            -------------------------------
                                            Richard H. Bard, Manager



                                                        COMPUTER UPDATE COMPLETE

                          Mail to: Secretary of State       For office use only
                              Corporations Section
                            1560 Broadway, Suite 200        [ILLEGIBLE] C $10.00
                                Denver, CO 80202            SECRETARY OF STATE
                                 (303) 894-2251             05-22-95       16:26
                               Fax (303) 894-2242

MUST BE TYPED
FILING FEE: $10.00                LL931026455
MUST SUBMIT TWO COPIES

Please include a typed
self-addressed envelope


                                 CERTIFICATE OF
                             ASSUMED OR TRADE NAME

101 Main Street Limited Liability Company, a limited liability company under the laws of the State of Colorado, being desirous of transacting a portion of its business under an assumed or trade name as permitted by 7-71-101, Colorado Revised Statutes, hereby certifies:

1. The location of its principal office is: 4500 Cherry Creek South Drive, Suite 900, Denver, Colorado 80222.

2.   The name, other than its own, under which business is carried on is:
     Fitzgeralds Casino.

3. A brief description of the kind of business transacted under such assumed or trade name is: Operation of a licensed limited gaming casino in Black Hawk.



-------------------------------------------------------------------------------
 Limited Partnership or Limited Liability   Corporations complete this section
     Companies complete this section
-------------------------------------------------------------------------------

           Main Street Limited              ----------------------------------
            Liability Company                        Name of Corporation

 by /s/ RICHARD H. BARD                     by
   -----------------------------              -----------------------------

   Manager                                  Its
                                               ----------------------------
                                                            Title
-------------------------------------------------------------------------------

                           MAIL TO: SECRETARY OF STATE       FOR OFFICE USE ONLY
                              CORPORATIONS SECTION
                            1560 BROADWAY, SUITE 200
                                DENVER, CO 80202              951131276 C $10.00
MUST BE TYPED                    (303) 894-2251               SECRETARY OF STATE
FILING FEE: $10.00             FAX (303) 894-2242              10-25-95  14:38
MUST SUBMIT TWO COPIES
                                  LL 931026455

Please include a            STATEMENT OF CHANGE OF
typed self-addressed          REGISTERED OFFICE OR
envelope                   REGISTERED AGENT, OR BOTH

Pursuant to the provisions of the Colorado Business Corporation Act, the Colorado Nonprofit Corporation Act, the Colorado Uniform Limited Partnership Act of 1981 and the Colorado Limited Liability Company Act, the undersigned, organized under the laws of:

     Colorado
     ---------------------------------------------------------------------------
submits the following statement for the purpose of changing its registered office or its registered agent, or both, in the state of Colorado:

FIRST: The name of the corporation, limited partnership or limited liability company is:

          101 Main Street Limited Liability Company
          ----------------------------------------------------------------------

SECOND:   Street address of the current REGISTERED OFFICE is:

          450 Cherry Creek Dr. So., Suite 900, Denver, CO 80222
          ----------------------------------------------------------------------

          and if changed, the new street address is:

          535 16th Street, Suite 920, Denver, CO 80202
          ----------------------------------------------------------------------

THIRD:    The name of the current REGISTERED AGENT is: Richard H. Bard
                                                       -------------------------

          and if changed, the new registered agent is: Shirley A. Higgs
                                                       -------------------------

          Signature of Registered Agent /s/ SHIRLEY A. HIGGS
                                        ----------------------------------------

          Principal place of business 535 16th St., Suite 920, Denver, CO 80202
                                      ------------------------------------------

The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

                                     101 Main Street Limited Liability Company
                                   ---------------------------------------------
                                                  Name of Entity

                                By             /s/ SHIRLEY A. HIGGS
                                   ---------------------------------------------

                                Its             Corporate Secretary
                                   ---------------------------------------------
                                                       Title

           Mail to: Secretary of State              | For office use only
               Corporation Section                  |
             1580 Broadway, Suite 200               | 961014353 C $25.00
                 Denver, CO 80202                   | SECRETARY OF STATE
                  (303) 894-2251                    | 01-31-96 [ILLEGIBLE]
                Fax (303) 894-2242                  |
                                                    |___________________________

MUST BE TYPED
FILING FEE: $25.00
MUST SUBMIT TWO COPIES

Please include a typed
self-addressed envelope

                                  LL931026455
                             ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF ORGANIZATION
                    FOR A COLORADO LIMITED LIABILITY COMPANY


Pursuant to the provisions of the Colorado Limited Liability Company Act, as amended (the "Act"), the Articles of Organization shall be amended as set forth herein:

                   101 Main Street Limited Liability Company
                 ---------------------------------------------
                    Exact name of limited liability company


                 535 - 16th Street, Suite 920, Denver, CO 80202
               -------------------------------------------------
                                    Address

The member desire to change the Articles of Organization by adding a new
Article XI as follows:

                                       XI
                              Member Restrictions

     During all times in which the Company is subject to Rule 4.5 of the Colorado Gaming Regulations, the following provisions shall apply:

          The limited liability company shall not issue any voting securities or other voting interests except in accordance with provisions of the Colorado Limited Gaming Act and the regulations promulgated thereunder. The issuance of any voting securities or other voting interests in violation thereof shall be void and such voting securities or other voting interests shall be deemed not to be issued and outstanding until (a) the limited liability company shall cease to be subject to the jurisdiction of the Colorado Limited Gaming Control Commission, or (b) the Colorado Limited Gaming Control Commission shall, by affirmative action, validate said issuance or waive any defect in issuance.

          No voting securities or other voting interests issued by the limited liability company and no interest, claim or charge therein or thereto shall be transferred in any manner whatsoever except in accordance with the provisions of the Colorado Limited Gaming Act and the regulations promulgated thereunder. Any transfer in violation thereof shall be void until (a) the limited liability company shall cease to be subject to the jurisdiction of the Colorado Limited Gaming Control Commission, or (b) the Colorado Limited Gaming Control Commission shall, by affirmative action, validate said transfer or waive any defect in said transfer.

          If the Colorado Limited Gaming Control Commission at any time determines that a holder of voting securities or other voting interests of this limited liability company is unsuitable to hold such securities or other voting interests, then the issuer of such voting securities or other voting interests may, within sixty (60) days after the finding of unsuitability, purchase such voting securities or other voting interests of such unsuitable person at the lessor of (i) the cash equivalent of such person's investment in the limited liability company, or (ii) the current market price as of the date of the finding of unsuitability unless such voting securities or other voting interests are transferred to a suitable person (as determined by the Commission) within sixty (60) days after the finding of unsuitability. Until such voting securities or other voting interest are owned by persons found by the Commission to be suitable to own them, (a) the limited liability company shall not be required or permitted to pay any dividend or interest with regard to the voting securities or other voting interests, (b) the holder of such voting securities or other voting interests shall not be entitled to vote on any matter as the holder of the voting securities or other voting interests, and such voting securities or other voting interests shall not for any purposes be included in the voting securities or other voting interests of the limited liability company entitled to vote, and (c) the limited liability company shall not pay any renumeration in any form to the holder of the voting securities or other voting interests except in exchange for such voting securities or other voting interests as provided in this paragraph.


     Dated this 30th day of January, 1996.



                                       101 MAIN STREET LIMITED LIABILITY COMPANY



                                       By:  /s/  RICHARD H. BARD
                                          ----------------------------------
                                                 Richard H. Bard, Manager

                           MAIL TO: SECRETARY OF STATE       FOR OFFICE USE ONLY
                              CORPORATIONS SECTION
                            1560 BROADWAY, SUITE 200          19971126668
                                DENVER, CO 80202              $ 25.00
MUST BE TYPED                    (303) 894-2251               SECRETARY OF STATE
FILING FEE: $10.00             FAX (303) 894-2242             08-11-97  10:24:49
MUST SUBMIT TWO COPIES
                                DLLC 19931026455

                   AMENDMENT TO THE ARTICLES OF ORGANIZATION
                    FOR A COLORADO LIMITED LIABILITY COMPANY

Pursuant to the provisions of the Colorado Limited Liability Company Act, the Articles of Organization shall be amended as set forth herein:

                   101 MAIN STREET LIMITED LIABILITY COMPANY
--------------------------------------------------------------------------------
                    Exact name of limited liability company

                         120 Gregory Street, P.O. Box P
-------------------------------------------------------------------------------
                                    Address

Black Hawk                Colorado                      80422
-------------------------------------------------------------------------------
City                       State                         Zip


The Articles of Organization are hereby amended by unanimous consent of the members as follows:

     1.   Articles II, III, VI, VII and IX are deleted in entirety.

     2. The Company and all of its members hereby affirmatively elect to be governed by the provisions of the "Colorado Limited Liability Company Act," Colo. Rev. Stat. Sections 7-80-101 through 7-80-1101 (1994), as amended.

Dated this _______ day of August, 1997.

101 MAIN STREET LIMITED LIABILITY COMPANY

By: /s/ RICHARD H. BARD
   -------------------------------------
      Richard H. Bard, Manager

                          Mail to: Secretary of State       For office use only
                              Corporations Section          199711575
                            1560 Broadway, Suite 200        $5.00
                                Denver, CO 80202            SECRETARY OF STATE
                                 (303) 894-2251             10-01-97  14:25:54
                               Fax (303) 894-2242

MUST BE TYPED
FILING FEE: $5.00
MUST SUBMIT TWO COPIES

                                DLLC-19931026455

                             STATEMENT OF CHANGE OF
Please include a typed        REGISTERED OFFICE OR
self addressed envelope    REGISTERED AGENT, OR BOTH


Pursuant to the provisions of the Colorado Business Corporation Act, the Colorado Nonprofit Corporation Act, the Colorado Uniform Limited Partnership Act of 1981 and the Colorado Limited Liability Company Act, the undersigned, organized under the laws of:

                                    COLORADO
                        -------------------------------

submits the following statement for the purpose of changing its registered office or its registered agent, or both, in the State of Colorado:

FIRST: The name of the corporation, limited partnership or limited liability company is:

                   101 Main Street Limited Liability Company
          ------------------------------------------------------------

SECOND:   Street address of current REGISTERED OFFICE is: 535 16th St., Denver
                                                          ---------------------
                                                          CO 80202

          and if changed, the new street address is:     101 Main Street
                                                     --------------------------
                                                         Black Hawk, CO 80422

THIRD:    The name of its current REGISTERED AGENT is:      Shirley Higgs
                                                       ------------------------

          and if changed, the new registered agent is:      Joe C. Collins
                                                       ------------------------

          Signature of Registered Agent                  [SIG]
                                        ---------------------------------------

          Principal place of business   101 Main Street, Black Hawk, CO 80422
                                      -----------------------------------------

The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.


                                      101 Main Street Limited Liability Company
                                      -----------------------------------------
                                                   Name of Entity


                                      By /s/ PHILIP D. GRIFFITH
                                         --------------------------------------
                                           Philip D. Griffith

                                      Its  Manager
                                         --------------------------------------
                                                        Title

                          SECOND AMENDED AND RESTATED
                              OPERATING AGREEMENT
                                       OF
                   101 MAIN STREET LIMITED LIABILITY COMPANY
                     (A COLORADO LIMITED LIABILITY COMPANY)

     THIS AGREEMENT is executed under and is to be governed by the laws of the State of Colorado. It is entered into as of the 15th day of August, 1997, by FITZGERALDS BLACK HAWK II, INC., a Colorado corporation ("FBHII"), the sole member of 101 Main Street Limited Liability Company, a Colorado limited liability company (the "Company").

                                   RECITALS:

     A. Hawkeye Gaming Ventures Limited Liability Company, a Wyoming limited liability company ("Hawkeye"), and Main Street Gaming House Partners, L.P., a Colorado limited partnership ("Main Street"), the initial members of the Company, executed an Operating Agreement, effective as of March 11, 1993, governing the operations of the Company (the "Operating Agreement").

     B. Subsequently, Dry Gulch Investments, L.C., an Iowa limited liability company ("Dry Gulch"), and Fitzgeralds Black Hawk, Inc., a Nevada corporation ("FBHI"), became additional Members of the Company.

     C. Effective August 15, 1997, FBHII acquired all of the interests in the Company held by Hawkeye, Main Street, Dry Gulch and FBHI.

     D.   FBHII wishes to amend and restate the Operating Agreement.

     THEREFORE, the Operating Agreement is amended and restated in its entirety as follows:

                     ARTICLE 1  PRINCIPAL PLACE OF BUSINESS

     The principal place of business in Colorado shall be 101 Main Street, Black Hawk, Colorado 80422, with such other places of business as may be determined by the Members from time to time.

                         ARTICLE 2  PURPOSE OF BUSINESS

     The Purpose of the Company is to engage in any lawful activity for which a limited liability company may be organized under the Colorado Limited Liability Company Act (the "Act"). Notwithstanding the foregoing, without the unanimous consent of the Members, the Company shall not engage in any business other than the business of owning and operating a casino in Gilpin County, Colorado and such other activities directly related to such business as may be necessary, advisable or appropriate to further such business.

               ARTICLE 3  ACCOUNTING AND REPORTS FOR THE COMPANY


     3.1 RECORDS AND ACCOUNTING. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with the accounting methods determined by the Members. The books and records of the Company shall reflect all Company transactions and shall be appropriate and adequate for the Company's business. All accounting books and records of the Company shall be maintained at any office of the Company or at the Company's principal place of business in Colorado, and each Member, and its duly authorized representatives, shall have access to them at such office of the Company and the right to inspect and copy them at reasonable times. The fiscal year of the Company for financial reporting and for federal income tax purposes shall be the calendar year.

     3.2  REPORTS.

          a. The Company shall within 60 days after the end of each calendar year send to each person who was a Member at any time during the year then ended such tax information relating to the Company as shall be required by law or as shall be necessary for such Member to prepare and file its federal income tax return and all required state and local income and other tax returns with respect to jurisdictions in which the Company is engaged in business or qualified to do business or owns investments.

          b. The Company shall within 90 days after the end of each calendar year send to each person who was a Member at any time during the year then ended an annual report including (i) the balance sheet of the Company as of the end of such year and statements of operations and changes in Members' capital contributions, prepared in accordance with generally accepted accounting principles consistently applied and accompanied by a report of the accountants on such statements; and (ii) a report of the activities of the Company during the period covered by the annual report. The annual report shall set forth distributions to the Members for the period covered thereby and the amount of such distributions released from reserves established in a Prior period.

          c. The Company shall within 30 days after the end of each calendar quarter send to each person who was a Member at any time during such quarter an unaudited balance sheet of the Company as of the end of such quarter and unaudited statements of operations and changes in Members' capital contributions for such quarter, and cash flow for such quarter, accompanied by a report of the Company's activities during such quarter.


                               ARTICLE 4  MEMBERS

     4.1 MEMBERS. The name and address of each Member together with the membership interest ("Membership Interests") of such Member shall be set forth on Exhibit A. Exhibit A shall be amended to reflect the admission of additional or substituted Members.

     4.2 RIGHTS AND OBLIGATIONS OF MEMBERS. The Company has been formed as a limited liability company under Act. The rights and obligations of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

     4.3 LIMITED LIABILITY. Except as required under the Act or as otherwise expressly set forth in this Agreement, no Member shall be personally liable for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise.

     4.4 TRANSACTIONS WITH THE COMPANY. Subject to any limitations set forth in this Agreement and with the prior approval of the Members after full disclosure of the Member's involvement, a Member or any affiliate of a Member may lend money to and transact other business with the Company. Subject to other applicable law, such Member has the same rights and obligations with respect thereto as a Person who is not a Member.

     4.5 COMPETING ACTIVITIES. A Member and its affiliates may engage or invest in, independently or with others, any business activity of any type or description, including without limitation those that might be the same as or similar to the Company's business and that might be in direct or indirect competition with the Company. Neither the Company nor any other Member shall have any right in or to such other ventures or activities or to the income or proceeds derived therefrom. A Member shall not be obligated to present any investment opportunity or prospective economic advantage to the Company, even if the opportunity is of the character that, if presented to the Company, could be taken by the Company. A Member shall have the right to hold any investment opportunity or prospective economic advantage for its own account or to recommend such opportunity to persons other than the Company.

     4.6 COMPENSATION. The Members of the Company are not, as such, entitled to any compensation. However, the Members shall be reimbursed for reasonable out-of-pocket expenses incurred on behalf of the Company.

     4.7 FOREIGN MEMBERS. Each Member and transferee of a Membership Interest who is a nonresident of Colorado shall execute and deliver to the Tax Matters Person a Form DR 0107-COLORADO LIMITED LIABILITY COMPANY NONRESIDENT MEMBER INCOME TAX AGREEMENT (the "Nonresident Tax Agreement") no later than 60 days after becoming a Member or transferee of a Membership Interest, as the case may be.


             ARTICLE 5  CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS

     5.1 CAPITAL CONTRIBUTIONS. With the consent of the Members, any Members may, but shall not be obligated to, make capital contributions to the Company on such terms as shall be determined by the Members.

     5.2  CAPITAL ACCOUNTS.

          a. A separate capital account shall be maintained for each Member. Each Member's capital account shall be increased by (i) the amount of money contributed by such Member to the Company; (ii) the fair market value of property contributed by such Member to the Company, net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Internal Revenue Code of 1986, as amended (the "Code"); (iii) allocations to such Member of net profits; and (iv) allocations to such Member of income described in Section 705(a)(1)(B) of the Code. Each Member's capital account shall be decreased by (i) the amount of money distributed to such Member by the Company; (ii) the fair market value of property distributed to such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code); (iii) allocations to such Member of expenditures described in Section 705(a)(2)(B) of the Code; and (iv) allocations to the account of such Member of Company loss and deduction as set forth in the Treasury Regulations, taking into account adjustments to reflect book value.

                b. In the event of a permitted sale or exchange of a Membership Interest in the Company, the capital account of the transferor shall become the capital account of the transferee to the extent it relates to the transferred Membership Interest in accordance with Section 1.704-1(b)(2)(iv) of the Treasury Regulations.

                c. The manner in which capital accounts are to be maintained pursuant to this Section 5.3 is intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

        5.3     WITHDRAWAL OR REDUCTION OF MEMBERS' CONTRIBUTIONS TO CAPITAL.

                a. A Member shall not receive out of the Company's property any part of its capital contribution until all liabilities of the Company, except liabilities to Members on account of their capital contributions, have been paid or there remains property of the Company sufficient to pay them.

                b. A Member, irrespective of the nature of its capital contribution, has only the right to demand and receive cash in return for its capital contribution.

                            ARTICLE 6 DISTRIBUTIONS

        6.1 DETERMINATION. From time to time, but not less frequently than annually, the Members shall determine the amount of cash available for distribution.

        6.2 DISTRIBUTION FORMULA. Except as provided in Section 9.2, all cash available for distribution shall be distributed to the Members pro rata in accordance with their respective Membership Interests.

        6.3 UNPAID DISTRIBUTIONS. Any declared but unpaid distributions to Members shall constitute a liability of the Company to such Members.

        6.4 LIMITATIONS UPON DISTRIBUTIONS. No distribution shall be declared and paid unless, after the distribution is made, the value of the assets of the Company is in excess of all liabilities of the Company, except liabilities to Members on account of their contribution.

                          ARTICLE 7 PROFITS OR LOSSES

        7.1 ALLOCATION OF PROFITS AND LOSSES. The net profits or the net losses (and any separately stated items) of the Company for each fiscal year shall be allocated to the Members, pro rata in accordance with their respective Membership Interests.

     7.2 SPECIAL ALLOCATIONS TO CAPITAL ACCOUNTS. Notwithstanding Section 7.1 hereof, but subject to Section 7.3:

          a. No allocations of loss, deduction and/or expenditures described in Section 705(a)(2)(B) of the Code shall be charged to the capital account of any Member if such allocation would cause such Member to have a deficit capital account as defined below. The amount of the loss, deduction and/or Code
Section 705(a)(2)(B) expenditure which would have caused a Member to have a deficit capital account shall instead be charged to the capital account of any Members which would not have a deficit capital account as a result of the allocation, in proportion to their respective capital contributions, or, if no such Members exist, then to the Members in accordance with their interests in Company profits pursuant to Section 7.1.

     "Deficit capital account" shall mean with respect to any Member, the deficit balance, if any, in such Member's capital account as of the end of the taxable year, after giving effect to the following adjustments:

          (i) credit to such capital account any amount which such Member is obligated to restore under Section 1.7041(b)(2)(ii)(c) of the Treasury Regulations, as well as any addition thereto pursuant to the next to last sentence of Sections 1.704-2(g)(1) and (i)(5) of the Treasury Regulations, after taking into account thereunder any changes during such year in partnership minimum gain (as determined in accordance with Section 1.704-2(d) of the Treasury Regulations) and in the minimum gain attributable to any nonrecourse debt (as determined under Section 1.704-2(i)(3) of the Treasury Regulations); and

          (ii) debit to such capital account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Treasury Regulations.

     This definition of deficit capital account is intended to comply with the provision of Treasury Regulations Section 1.7041(b)(2)(ii)(d) and 1.704-2, and shall be interpreted consistently with those provisions.

          b. In the event any Member receives any adjustments, allocations, or distributions described in Sections 1.7041(b)(2)(ii)(d)(4),(5), or (6) of the Treasury Regulations, which create or increase a deficit capital account of such Member, then items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for such year and, if necessary, for subsequent years) shall be specially credited to the capital account of such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the deficit capital account so created as quickly as possible. It is the intent that this
Section 7.2(b) be interpreted to comply with the alternate test for economic effect set forth in Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations.

          c. Notwithstanding any other provisions of this Section 7.2, if there is a net decrease in the Company's minimum gain as defined in Treasury Regulation Section 1.704-2(d) during a taxable year of the Company, then, the capital accounts of each Member shall be allocated items of income (including gross income) and gain for such year (and if necessary for subsequent years) equal to that Member's share of the net decrease in Company minimum gain. This Section

7.2(D) is intended to comply with the minimum gain chargeback requirement of
Section 1.704-2 of the Treasury Regulations and shall be interpreted consistently therewith.

     d.   Items of Company loss, deduction and expenditures described in
Section 705(a)(2)(B) which are attributable to any nonrecourse debt of the Company and are characterized as partner recourse deductions under Section 1.704-2(i) of the Treasury Regulations shall be allocated to the Members' capital accounts in accordance with said Section 1.704-2(i) of the Treasury Regulations.

     e. Beginning in the first taxable year in which there are allocations of "nonrecouse deductions" (as described in Section 1.704-2(b) of the Treasury Regulations) such deductions shall be allocated to the Members in accordance with, and as part of, the allocations of Company profit or loss for such period.

     f. In accordance with Section 704(c)(1)(A) of the Code and Section 1.704-1(b)(2)(i)(iv) of the Treasury Regulations, if a Member contributes property with a fair market value that differs from its adjusted basis for federal income tax purposes at the time of contribution, income, gain, loss, and deductions with respect to the property shall, solely for federal income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company and its fair market value at the time of contribution. If applicable Treasury Regulations permit a choice of methods for making said allocations, the method to be used shall be determined by the Members.

     g. Pursuant to Section 704(c)(1)(B) of the Code, if any contributed property is distributed by the Company other than to the contributing Member within five years of being contributed, then, except as provided in Section 704(c)(2) of the Code, the contributing Member shall be treated as recognizing gain or loss from the sale of such property in an amount equal to the gain or loss that would have been allocated to such Member under Section 704(c)(1)(A) of the code if the property had been sold at its fair market value at the time of the distribution.

     h. In the case of any distribution by the Company to a Member or transferee of a Membership Interest to which Sections 704(c)(1)(B) or 737 of the Code apply, such Member or transferee of a Membership Interest shall be treated as recognizing gain in an amount equal to the lesser of:

          (1) the excess, if any, of (A) the fair market value of the property (other than money) received in the distribution over (B) the adjusted basis of such Member's Membership Interest or transferees membership Interest in the Company immediately before the distribution reduced (but not below zero) by the amount of money received in the distribution, or

          (2) the net precontribution gain (as defined in Section 737(b) of the Code) of the Member or transferee of a Membership Interest. The "net precontribution gain" means the net gain (if any) which would have been recognized by the distributed Member or transferee of a Membership Interest under Section 704(c)(1)(B) of the Code of all property which (A) had been contributed to the Company within five years of the distribution, and (B) is held by the Company immediately before the distribution, had been distributed by the Company to another Member or transferee of a Membership Interest. If any portion of the property distributed consists of property which had been contributed by the distributed member or transferee of a Membership Interest to the Company, then such property shall not be taken into account under this Section 7.2(i) and shall be taken into account in determining the amount of the net precontribution gain. If the property distributed consists of an interest in an entity, the preceding sentence shall not apply to the extent that the value of such interest is attributable to the property contributed to such entity after such interest had been contributed to the Company.

          i. In connection with a capital contribution of money or other property (other than a de minimis amount) by a new or existing member or transferee of a Membership Interest as consideration for a Membership Interest or in connection with the liquidation of the Company or a distribution of money or other property (other than a de minimis amount) by the Company to a retiring Member or transferee of a Membership Interest as consideration for a Membership Interest), the capital accounts of the Members shall be adjusted to reflect a revaluation of Company property (including intangible assets) in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f). If under Section 1.704-1(b)(2)(iv)(f) of the Treasury Regulations, Company property that has been revalued is properly reflected in the capital accounts and on the books of the Company at a book value that differs from the adjusted tax basis of such property, depreciation, depletion amortization, and gain or loss with respect to such property shall be shared among the Members in a manner that takes account of the variation between the adjusted basis of the property and its book value, in the same manner as variations between the adjusted tax basis and fair market value of property contributed to the Company are taken into account in determining the Members' shares of tax items under Section 704(c) of the Code.

          j. All recapture of income tax deductions resulting from sale or disposition of Company property shall be allocated to the Member or Members to whom the deduction that gave rise to such recapture was allocated hereunder to the extent that such Member is allocated any gain from the sale or other disposition of such property.

          k. Any credit or charge to the capital accounts of the Members pursuant to Section 7.2(b), (c), and/or (d), hereof shall be taken into account in computing subsequent allocations of profits and losses pursuant to Section 7.1, so that the net amount of any items charged or credited to capital accounts pursuant to the Sections 7.1 and 7.2 shall to the extent possible, be equal to the net amount that would have been allocated to the capital account of each Member pursuant to the provisions of this Article 7 if the special allocations required by Sections 7.2(b), (c), and/or (d), hereof had not occurred.

     7.3 SINGLE MEMBER. For any taxable year or other fiscal period during which the Company has only one Member, such Member and the Tax Matters Partner shall not be required to comply with the requirements of Sections 5.2, 7.1, 7.2, 8.4, 9.2 (with respect to distributions in respect of Capital accounts), and 9.3 to the extent that such requirements would be consistent with or unnecessary under the provisions of the Code and the Treasury Regulations applicable to a single-member limited liability company.

                      ARTICLE 8 ADMINISTRATIVE PROVISIONS

     8.1 MANAGEMENT. The management of the business of the Company shall be vested in the Members. The Members shall perform the duties specified in this Agreement and, in addition, shall have full power and authority to manage and conduct all the business and affairs of the Company.

     8.2  VOTING.

          a. Except as specifically provided herein, any vote required by the members hereunder shall be held upon not less than five days' notice (unless such notice is waived by the Members). In all matters in which a vote, approval or consent of the Members is required, the vote, consent or approval of Members holding a majority of the Membership Interests shall be required to authorize or approve such act. Any action that may be taken at a meeting of Members may be taken without a meeting, if a consent in writing setting forth the action so taken, is signed and delivered to the Company within thirty (30) days of the record date for that action by members having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Members entitled to vote on that action at a meeting were present and voted.

          b. Notwithstanding any provision of this Agreement, at any time during which the Company has only one Member such Member may (i) take any action with respect to the Company permitted by this Agreement or by the Act without the requirement hereunder of any vote, consent or meeting and (ii) shall be authorized to sign on behalf of and bind the Company to any such action.

     8.3 OFFICERS. The members may, from time to time, in their discretion appoint and remove officers and employees of the Company. Such officers and employees shall have such titles and duties, and such authority (including, without limitation, such authority to bind, or otherwise to act on behalf of, the Company), as shall be determined by the Members from time to time, subject to any express restrictions contained in this Agreement.

     8.4 TAX MATTERS AND TAX MATTERS MEMBER. To the extent applicable to the Company, the Members shall from time to time cause the Company to make, or to refrain from making, such elections or determinations for federal, state and local tax purposes as they deem to be in the best interests of the Company and the Members. If applicable to the Company under the Code, FBHII shall be the tax matters partner within the meaning of Code Section 6231 ("Tax Matters Member") of the Company. The Tax Matters Member shall represent the Company (at the Company's expense) in connection with all examinations of the Company by tax authorities, including resulting judicial and administrative proceedings, and shall oversee the Company tax affairs in the overall best interests of the Company. If for any reason the Tax Matters Member can no longer serve in that capacity or ceases to be a Member, the Members shall designate a successor Tax Matters Member.

     8.4 BANK ACCOUNTS. The Members shall maintain the funds of the Company in one or more separate bank accounts in the name of the Company, and shall not permit the funds of the Company to be commingled in any manner with the funds or any other person.

        8.5 NOTICES. All notices, demands, and other writings required herein, or any of them, may be either delivered in person by private courier or otherwise or sent by prepaid registered or certified mail and, if so mailed, shall be deemed given upon mailing or, if otherwise sent, shall be deemed given upon receipt. Each Member must notify the Company in writing of a change of address.

        8.6     INDEMNIFICATION.

                a. The Company shall indemnify an individual made a party to a proceeding because he is or was a Member, employee, or agent of the Company against liability incurred in the proceeding, including reasonable expenses and attorneys' fees, if:

                        (i)     he conducted himself in good faith;

                        (ii) he reasonably believed that his conduct was in or at least not opposed to the Company's best interest; and

                        (iii) in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

                b. Indemnification shall also be provided for an individual's conduct with respect to an employee benefit plan if the individual reasonably believed his conduct to be in the interests of the participants in and beneficiaries of the plan.

                c. The Company shall timely pay for or reimburse the reasonable expenses incurred by member, employee, or agent of the Company who is a party to a proceeding in advance of final disposition of the proceeding if:

                        (i) the individual furnishes the Company a written affirmation of his good faith belief that he has met the standard of conduct described herein:

                        (ii) the individual furnishes the Company a written undertaking executed personally or on his behalf to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and

                        (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under the law. The undertaking required by this paragraph shall be an unlimited general obligation but need not be secured and may be accepted without reference to financial ability to make repayment.

                d. The indemnification and advance of expenses authorized herein shall not be exclusive of any other rights to which any Member, employee, or agent may be entitled under this Agreement, as a matter of law, or as determined by the Members. The Articles of Organization shall not be interpreted to limit in any manner the indemnification or right to advancement for expenses of any individual who would otherwise be entitled thereto.

     8.7  ADMISSION OF ADDITIONAL MEMBERS

          a. The Members may admit to the Company additional Member(s) who shall participate in the profits, losses, cash available for distributions, and ownership of the assets of the company on such terms as are determined by all of the Members;

          b. Admission of any such additional Member(s) shall require the written consent of all Members then having a Membership Interest in the Company; and

          c. Admission of such additional Member(s) may result in a dilution of the interests of the then Members.

     8.8 COMPANY FILES AND RECORDS. All Company records and files, including client files, client lists, and other data bases established by or on behalf of the company are, and are forever to remain, the property of the company unless and until such are distributed as distributions in kind. No part of the Company property is to be copied or otherwise removed from the Company without the express, written consent of the Company, except as provided in Section 3.2.

                             ARTICLE 9 DISSOLUTION

     9.1 DISSOLUTION. the Company shall be dissolved, its assets shall be disposed of, and its affairs wound up on the first to occur of the following:

          a. The death, retirement, resignation, expulsion, bankruptcy, or dissolution of a Member or occurrence of any other event which terminates the continued membership of a member in the Company (an "Event of Withdrawal"), unless there is at least one remaining Member and the remaining Member or Members agree to continue the Company by unanimous written consent within 90 days after such Event of Withdrawal.

          b.   The entry of a decree of judicial dissolution.

          c. The unanimous consent of the Members to the voluntary dissolution of the Company.

     9.2  WINDING UP THE COMPANY

          a. The Members shall continue to share profits and losses during liquidation in the same proportion as before dissolution. The proceeds from liquidation of Company assets shall be applied as follows: (i) to payment of debts of the Company other than to the Members, (ii) to payment of amounts owed to members for amounts borrowed from and not repaid to members, and (iii) to the members in accordance with their positive capital account balances, to the extent thereof, after taking into account all allocations of profits and losses and other appropriate capital account adjustments for the Company's taxable year during which such liquidation occurs.

          b. No Member shall have any obligation to restore any negative balance in its capital account on liquidation or otherwise unless otherwise agreed unanimously by the Members.

     9.3 GAINS OR LOSSES IN WINDING UP. Any gains or losses on disposition of Company properties in the process of liquidation shall be credited or charged to the Members in the proportion of their Membership Interests and in accord-ance with Section 704(c)(1)(A) of the Code and Section 1.704-1(6)(2)(i)(iv) of the Treasury Regulations. Any property distributed in kind in the liquidations must be valued and treated as though the property were sold and the cash proceeds were distributed. The difference between the value of the property distributed in kind and its book value shall be treated as a gain or loss on the sale of the property and credited or charged to the Members in proportion to their Membership Interests.

               ARTICLE 10  RESTRICTIONS ON TRANSFERS OF INTERESTS

     10.1 TRANSFER LIMITED. Members shall not sell, transfer, encumber, pledge, grant a security or any other interest in, donate, or otherwise dispose of nor enter into any agreement to engage in any such transactions with respect to any of their respective Membership Interests of the Company which they may now own or hereafter acquire, unless the Member (hereinafter called the "Transferor") desiring to make the sale, transfer, encumbrance, or other disposition, shall first either have obtained the unanimous written consent of the Members.

     10.2 SUBSTITUTED MEMBER. A substituted Member is a person who, with the approval of all of the Members by unanimous written consent, has been admitted to all the rights of a Member who transferred or assigned its Membership Interest in the Company as provided for herein. The substituted Member has all the rights and powers and is subject to all the restrictions and liabilities of its assignor.

     10.3 TRANSFEREE. Notwithstanding any other provision of this Agreement as to any transfer under this Article 10, if all of the Members of the Company do not approve by unanimous written consent of the admission of a transferee of a Member's Interest as a substituted Member, such transferee shall have no right to participate in the management of the business and affairs of the Company or to become a Member, shall only be entitled to receive the share of profits or other compensation by way of income and the return of contribution to which the transferring Member would otherwise be entitled, and shall be subject to all the restrictions and liabilities of its assignor.

     10.4 ADDITIONAL LIMITATIONS. Notwithstanding any other provision of this Agreement as to any transfer under this Article 10, the Members shall impose such conditions of transfer, the performance of such acts, and the rendering of such covenants or undertakings by the vendor and the transferee of such interest, as counsel for the Company may reasonably determine to be necessary to avoid the violation of any federal and state securities or gaming laws with respect to any such transfer, to evidence the transferee's agreement to be bound by all terms and provisions hereof, and to evidence the intent of the transferee to purchase such interest with a view to investment, and not with a view to further distribution thereof.

                         ARTICLE 11  GAMING REGULATIONS

     If the Colorado Gaming Division determines for any reason that a Member is not suitable to continue as a licensee, and the Member has exhausted all reasonable avenues of appeal, then that Member's Membership Interests shall be purchased by the Company for a purchase price equal to the fair market value of the Membership Interests, as mutually agreed upon by the Member and the

Company. If the Member and the Company are unable to agree upon the fair market value of the Membership Interests, then they shall appoint an independent appraiser to establish such value. Such appraiser shall be paid by the Company. If the Member and the Company are unable to agree upon an independent appraiser, then the Member and the Company, at their own expense, shall select an appraiser to establish the fair market value. If the lower appraisal is within 10% of the higher appraisal, then the average of the two appraisals shall be considered the fair market value. If the lower appraisal is not within 10% of the higher appraisal, then the two appraisers shall select a third appraiser to be paid for by the Company. The average of the third appraiser and the appraiser within the closest percentage of the third appraiser shall be considered the fair market value. If the first and second appraisers are each within an equal percentage of the third appraiser, then the third appraisal shall be considered the fair market value. At the option of the Company, the purchase price may be paid over a period of five years, with 20% to be paid the first year and the balance to be paid over the remaining four years.

                         ARTICLE 12  GENERAL PROVISIONS

     12.1 CHOICE OF LAW. The validity of this Agreement is to be determined under, and the provisions of this Agreement are to be construed in accordance with, the laws of the State of Colorado.

     12.2 BINDING EFFECT. This Agreement is to be binding upon, and inure to the benefit of the heirs, administrators, executors, successors-in-interest, and assigns of the Members.

     12.3 GENDER AND PLURALITY. Whenever applicable, the pronouns designating the masculine or neuter shall equally apply to the feminine, neuter, or masculine genders. Furthermore, whenever applicable within this Agreement, the singular shall include the plural and vice versa.

     12.4 CAPTIONS. Article, section, and paragraph captions and headnotes are for reference purposes only and shall not be considered to affect context.

     12.5 SEVERABILITY. Should any part of this Agreement be found by a court of competent jurisdiction to be void or against public policy, such part is to be deleted; but the Agreement, as so amended, is to remain in full force and effect.

     12.6 INTEGRATION. This Agreement embodies the entire agreement and understanding among the Members and supersedes all prior agreements and understandings, if any, among and between Members relating to the subject matter hereof.

     12.7 COUNTERPARTS. This Agreement may be executed in several counterparts and that all counterparts so executed are to constitute one agreement binding all parties hereto, notwithstanding the fact that all parties are not signatories to the original or to the same counterpart.

     12.8 ATTORNEYS' FEES. In the event of any litigation or formal legal proceeding between the parties to this Agreement, the Members specifically covenant and agree that the prevailing party in such litigation shall be entitled to recover, in addition to other damages, all court costs, expenses and reasonable attorneys' fees that it may actually incur in enforcing the terms of this Agreement, and the parties expressly waive any statute, rule of law or public policy to the contrary and further covenant and agree that they shall confirm such waiver in writing at the time of commencement of any such action, proceeding or counterclaim.

     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the day and first above written.


FITZGERALDS BLACK HAWK II, INC.,
a Colorado corporation




By:   /s/ PHILLIP D. GRIFFITH
   -------------------------------
          Phillip D. Griffith
               President

                                   EXHIBIT A


              MEMBERS OF 101 MAIN STREET LIMITED LIABILITY COMPANY
                     (a Colorado Limited Liability Company)





                                                               Member's
                                                              Membership
        Member's Name                 Member's Address         Interest
-------------------------------    ----------------------     ----------
Fitzgeralds Black Hawk II, Inc.    101 Main Street               100%
                                   Black Hawk, CO 80422